Exhibit 10.135

EXECUTION COPY

AMENDMENT NUMBER THREE

to the

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

dated as of January 22, 2016

among

BARCLAYS BANK PLC

and

PENNYMAC CORP.

and

PENNYMAC HOLDINGS, LLC

and

PENNYMAC MORTGAGE INVESTMENT TRUST

This AMENDMENT NUMBER THREE (this “Amendment”) is made as of this 30th day of January, 2017, by and among Barclays Bank PLC (the “Lender”), PennyMac Mortgage Investment Trust (the “Guarantor”), PennyMac Holdings, LLC (“Holdings”) and PennyMac Corp. (“PCM” and, together with Holdings, the “Borrowers”), and amends that certain Amended and Restated Loan and Security Agreement, dated as of January 22, 2016, as amended by Amendment Number One, dated as of August 31, 2016 and Amendment Number Two, dated as of December 2, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Lender, the Guarantor and the Borrowers.

WHEREAS, the Lender, the Guarantor and the Borrowers have agreed to amend the Loan Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendment. Effective as of the date hereof:

(a)Section 1.1 of Schedule I of the Loan Agreement is hereby amended by deleting the defined term “Available Facility Amount” in its entirety and replacing such term with the following:

“Available Facility Amount” means $220,000,000, subject to the Optional Available Facility Amount Decrease; provided however that at no time may the Outstanding Aggregate Loan Amount exceed:

(A) the Borrowing Base; or

(B) the amount that, when added to the aggregate principal amounts outstanding under the Repo Agreement, would equal the Maximum Aggregate Purchase Price(as such term is defined in the Repo Agreement).

(b)Section 1.1 of Schedule I of the Loan Agreement is hereby amended by adding the defined term “Optional Available Facility Amount Decrease” in its proper alphabetical sequence:

“Optional Available Facility Amount Decrease” means a one-time decrease in the Available Facility Amount by up to $50,000,000, which may occur at any time prior to June 2, 2017, upon two weeks’ prior written notice from Borrowers to Lender.

SECTION 2.Fees and Expenses.  Borrowers agree to pay to Lender all fees and out of pocket expenses incurred by Lender in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Lender incurred in connection with this Amendment, in accordance with Section 3.03 of the Loan Agreement.

SECTION 3.Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

SECTION 4.Limited Effect.  Except as amended hereby, the Loan Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Loan Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

SECTION 5.Representations. In order to induce Lender to execute and deliver this Amendment, each of the Borrowers and the Guarantor hereby represents to Lender that as of the date hereof, (i) each of the Borrowers and the Guarantor is in full compliance with all of the terms and conditions of the Facility Documents and remains bound by the terms thereof, and (ii) no default or event of default has occurred and is continuing under the Facility Documents.

SECTION 6.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.Counterparts.  For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 8.Miscellaneous.

(a)This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b)The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Loan Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the Lender, the Guarantor and the Borrowers have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
as Lender

By:	/s/ Joseph O’Doherty
Name: Joseph O’Doherty
Title: Managing Director

PENNYMAC CORP.,
as a Borrower

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC HOLDINGS, LLC,
as a Borrower

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST,
as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer